EXHIBIT 4.2
                                                                     -----------

No.                                                                 $      USD
   ----                                                               -----

                             DATAMETRICS CORPORATION

                     Convertible Debenture due July 24, 2001

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE STATE SECURITIES LAWS AND HAS BEEN ISSUED IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE SECURITIES ACT AND AN EXEMPTION UNDER APPLICABLE STATE SECURITIES LAWS. THIS DEBENTURE SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE DEBENTURE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THIS DEBENTURE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS.



         THIS DEBENTURE is one of a duly authorized issue of debentures of Datametrics Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "ISSUER"), issued on July 24, 1998 (the "Issuance Date"), and designated as its 7% Convertible Debenture due July 24, 2001, in an aggregate face amount not exceeding One Million (USD $1,000,000) Dollars.

         This Debenture has been issued under the terms and provisions of the 7% Convertible Debenture Subscription Agreement dated as of July 24, 1998 between the ISSUER and HOLDER (the "Agreement") and shall be subject to all of the terms and conditions and entitled to all of the benefits thereof.

         FOR VALUE RECEIVED, the ISSUER promises to pay to
                                                           ---------------------
the registered holder hereof or its registered assigns, if any (the "HOLDER"), the principal sum of:


                        _________________ ($_________)
                             United States Dollars,


on July 24, 2001 (the "Maturity Date"), and to pay interest, as outlined below, at the rate of seven (7%) percent per annum on the principal dollar amount outstanding for the term of this Debenture. Accrual of interest shall commence on the date hereof. Interest shall be payable by the ISSUER in cash, quarterly, commencing on the first business day of the Company's next fiscal quarter immediately following the Issuance Date, on that portion of the principal amount of this Debenture which is then outstanding. The interest so payable will be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the ISSUER regarding registration and transfers of the Debenture (the "Debenture Register"), provided, however, that the ISSUER'S obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions contained in the Agreement. The principal of this Debenture is payable as provided below in shares of Common Stock at any time prior to the Maturity Date upon the HOLDER exercising its conversion rights set forth below. In the event this Debenture is outstanding on the Maturity Date it shall automatically be converted into freely tradable shares of Common Stock (as set forth above) as if the HOLDER voluntarily elected such conversion in accordance with the procedures, terms and conditions set forth in this Debenture, provided, that (i) the Common Stock is listed on the American Stock Exchange or other exchange or market in compliance with Section 3.16 of the Agreement, (ii) the Bid Price is greater than One ($1.00) Dollar for the ten (10) Trading Days immediately preceding the Maturity Date, (iii) there has not been any suspension in the trading of the Common Stock on the American Stock Exchange during the thirty (30) Trading Days immediately preceding the Maturity Date, and (iv) the ISSUER has been in compliance in all material respects with the terms and conditions of this Debenture and the Agreement. In the event all of the aforementioned conditions are not satisfied, or the ISSUER is not able to issue freely tradable shares of Common Stock as set forth above, the ISSUER agrees to pay to the HOLDER, in cash, within five (5) Trading Days of the Maturity Date, the dollar value of the number of shares of Common Stock issuable to the HOLDER as if the HOLDER had exercised its conversion rights on the Maturity Date, multiplied by the closing bid price of the Common Stock on the Maturity Date. Principal and interest are payable at the address last appearing on the Debenture Register as designated in writing by the HOLDER hereof from time to time.

         The Debenture is subject to the following additional provisions:

         1. The Debenture is exchangeable for like Debentures in equal aggregate principal amount of authorized denominations, as requested by the HOLDER surrendering the same. No service charge will be made for such registration or transfer or exchange, although the HOLDER shall be responsible for their own expenses associated with complying with the restrictions on transfer of the Debenture in the Agreement.

         2. The ISSUER shall be entitled to withhold from all payments under this Debenture any amounts required to be withheld under the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended, or other applicable laws at the time of such payments.

         3. This Debenture has been issued subject to investment representations of the original HOLDER hereof and may be transferred or exchanged only in compliance with the Securities Act and applicable state securities laws and in compliance with the restrictions on transfer provided in the Agreement. Prior to the due presentment for such transfer of this Debenture, the ISSUER and any agent of the ISSUER may treat the person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debenture is overdue, and neither the ISSUER nor any such agent shall be affected by notice to the contrary. The transferee shall be bound, as the original HOLDER by the same representations and terms described herein and under the Agreement.

         4.       The  HOLDER  is  entitled,  at its  option,  to  convert  this
                  Debenture  in  accordance   with  the   following   terms  and
                  conditions:

                  (a) At any time after one hundred eighty-first (181st) day from the Issuance Date, the HOLDER may convert up to fifty (50%) percent of the original aggregate principal amount of this Debenture on the Issuance Date, at the Conversion Rate set forth below.

                  (b) At any time after the two hundred forty first (241st) day after the Issuance Date, the HOLDER may convert any remaining part of this Debenture then outstanding at the Conversion Rate set forth below.

                  (c) The HOLDER may exercise its right to convert the Debenture by telecopying an executed and completed notice of conversion (the "Notice of Conversion") to the ISSUER and delivering the original Notice of Conversion and the original Debenture to the ISSUER by express courier. Each business date on which a Notice of Conversion is telecopied to and received by the ISSUER in accordance with the provisions hereof shall be deemed a "Conversion Date". The ISSUER will transmit the certificates representing shares of Common Stock issuable upon conversion of the Debenture (together with the certificates representing the Debenture not so converted) to the HOLDER via express courier, by electronic transfer or otherwise within five (5) business days after the Conversion Date if the ISSUER has received the original Notice of Conversion and Debenture being so converted by such date. In addition to any other remedies which may be available to the HOLDER, in the event that the ISSUER fails to effect delivery of such shares of Common Stock within five (5) such business day period, the HOLDER will be entitled to revoke the Notice of Conversion by delivering a notice to such effect to the ISSUER whereupon the ISSUER and the HOLDER shall each be restored to their respective positions immediately prior to delivery of the Notice of Conversion. The Notice of Conversion and Debenture representing the portion of the Debenture converted shall be delivered as follows:

                           To the ISSUER:

                                    Datametrics Corporation
                                    25B Hanover Road #3305
                                    Florham Park, NJ 07932
                                    Attn: Daniel P. Ginns, CEO
                                    Facsimile: (973) 377-5736
                                    Telephone: (973) 377-3900

                           With a copy to:

                                    Lane Altman & Owens LLP
                                    101 Federal Street
                                    Boston, MA 02110
                                    Attn:  Joseph Mazzella
                                    Facsimile:  (617) 345-9800
                                    Telephone:  (617) 345-0400

                  (d) In the event that the Common Stock issuable upon conversion of the Debenture is not delivered within five (5) business days of receipt by the ISSUER of a valid Notice of Conversion and the Debenture to be converted, and the ISSUER has not exercised its Redemption rights set forth in Section 14 below, the ISSUER shall pay to the HOLDER, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 principal amount of Debenture sought to be converted, $500 for the first five days and $1,000 per day thereafter that the shares of Common Stock are not delivered, which liquidated damages shall run from the sixth business day after the Conversion Date up until the time that either the Conversion Notice is revoked or the Common Stock is delivered, at which time such liquidated damages shall cease. Any and all payments required pursuant to this paragraph shall be payable only in cash.

                  (e) Subject to subsections (a) through (d) herein, and subject to the ISSUER'S right to force conversion pursuant to its right to call this Debenture as provided in Section 15 below, and the automatic conversion on the Maturity Date as provided herein, each Debenture shall be convertible, at the sole option of the HOLDER into that number of shares of fully paid and nonassessable shares of Common Stock which is to be derived from dividing the Conversion Amount by the Conversion Price (the "Conversion Rate. For purposes of this Debenture, the Conversion Amount shall mean the principal dollar amount of the Debenture being converted. The Conversion Price shall be equal to the lesser of: (i) $2.125 (2 1/8) per share of Common Stock, or (ii) eighty (80%) percent of the average closing bid prices of the Common Stock for the ten day trading period immediately preceding the
                           Conversion Date. The closing bid price shall be deemed to be the reported last bid price regular way as reported by Bloomberg LP or if unavailable, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the closing bid price as reported by Nasdaq or such other system then in use, or, if the Common Stock is not quoted by any such organization, the closing bid price in the over-the-counter market as furnished by the principal national securities exchange on which the Common Stock is traded.

                  (f) The number of shares of Common Stock issuable upon the conversion of the Debenture and the Conversion Price shall be subject to adjustment as follows:

                           (i) In case the ISSUER shall (A) pay a dividend on Common Stock in Common Stock or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock, (B) declare a dividend payable in cash on its Common Stock and at substantially the same time offer its shareholder a right to purchase new Common Stock (or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock) from proceeds of such dividend (all Common Stock so issued shall be deemed to have been issued as a stock  dividend),  (C) subdivide
                                    its outstanding  shares of Common Stock into
                                    a greater  number of shares of Common Stock,
                                    (D) combine its outstanding shares of Common
                                    Stock  into a  smaller  number  of shares of
                                    Common    Stock,    or    (E)    issue    by
                                    reclassification  of its  Common  Stock  any
                                    shares of Common  Stock of the  ISSUER,  the
                                    number of shares  of Common  Stock  issuable
                                    upon conversion of the Debenture immediately
                                    prior  thereto shall be adjusted so that the
                                    holders of the  Debenture  shall be entitled
                                    to receive after the happening of any of the
                                    events  described above that number and kind
                                    of shares as the holders would have received
                                    had   such    Debenture    been    converted
                                    immediately  prior to the  happening of such
                                    event  or  any  record  date  with   respect
                                    thereto. Any adjustment made pursuant to this subdivision shall become effective


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

                                    immediately  after the close of  business on
                                    the  record  date  in the  case  of a  stock
                                    dividend   and   shall   become    effective
                                    immediately  after the close of  business on
                                    the  record  date  in the  case  of a  stock
                                    split,    subdivision,     combination    or
                                    reclassification.

                           (ii) Any adjustment in the numbers of shares of Common Stock issuable hereunder otherwise required to be made by this paragraph 4(c) will not have to be made if such adjustment would not require an increase or decrease in one (1%) percent or more in the number of shares of Common Stock issuable upon conversion of the Debenture.

                           (iii) Whenever the number of shares of Common Stock issuable upon the conversion of the Debenture is adjusted, as herein provided, the Conversion Price shall be adjusted (to the nearest cent) by multiplying such Conversion Price immediately prior to such adjustment by a fraction of which the numerator shall be the number of shares of Common Stock issuable upon the conversion of this Debenture immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock issuable immediately thereafter.

                  (g) In the case of any (i) consolidation or merger of the ISSUER into any entity (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the ISSUER), (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the ISSUER as an entirety or substantially as an entirety, or (iii) reclassification, capital reorganization or change of the Common Stock (other than solely a change in par value, or from par value to no par value), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each holder of a Debenture then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or reclassification by a holder of the number of shares of Common Stock of the ISSUER into which such Debenture would have been converted immediately prior to such consolidation, merger, sale, transfer, capital reorganization or reclassification, assuming such holder of Common Stock of the ISSUER (A) is not an entity with which the ISSUER consolidated or into which such sale or transfer was made, as the case may be ("constituent entity"), or an affiliate of the constituent entity, and (B) failed to exercise his or her rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the ISSUER held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof and in respect of which the ISSUER merged into the ISSUE or to which such rights or election shall not have been exercised ("non-electing share"), then for the purpose of this Section (4)(d) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a majority of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provision set forth herein with respect to the rights and interest thereafter of the HOLDERS, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Debenture. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, capital reorganizations and reclassifications. The ISSUER shall not effect any such consolidation, merger, sale or transfer unless prior to or simultaneously with the consummation thereof the successor ISSUER or entity (if other than the ISSUER) resulting from such consolidation, merger, sale or transfer shall assume, by written instrument, the obligation to deliver to the HOLDER such shares of Common Stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive under this paragraph.

                  (h) The ISSUER will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the ISSUER, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph and in taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the HOLDERS against impairment.

         5. The HOLDER acknowledges and agrees that the obligations of the ISSUER hereunder and under the Agreement are subordinate and junior to the prior payment in full in cash of all Senior Debt and that no payment may be made by the Company with respect hereto at any time when a default exists under any Senior Debt or upon the maturity of any Junior Debt, whether by acceleration or otherwise. The HOLDER agrees to execute upon request any Subordination

                  Agreement with the holders of Senior Debt to effectuate the foregoing provisions. For purposes hereof, Senior Debt shall include all indebtedness for borrowed money of the Company and any refinancing, refunding and replacement thereof. No provision of this Debenture shall alter or impair the obligation of the ISSUER, which is absolute and unconditional, upon an Event of Default (as defined below), to pay the principal of, and interest on this Debenture at the place, time, and rate, and in the coin or currency herein prescribed.

         6. The ISSUER hereby expressly waives demand and presentment for payment, notice on nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

         7. If one or more of the following described "Events of Default" shall occur,

                  a. A trustee, liquidator or receiver shall be appointed for the ISSUER or for a substantial part of its property or business without its consent and not discharged within 10 days; or

                  b. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the ISSUER and remains in such control for longer than 10 days;

                  c. Bankruptcy reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the ISSUER and, if instituted against the ISSUER, ISSUER shall by any action or answer approve of, consent to or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding or such proceedings shall not be dismissed within sixty (60) days thereafter; or

                  d. The Common Stock is delisted from trading on the American Stock Exchange or the Company has received notice of final action concerning delisting from the American Stock Exchange and the Common Stock has not been listed on any other national securities exchange within 60 days thereafter; or

                  e. The ISSUER shall fail to pay the amount of the "Economic Benefit" (as defined in Section 9.2 of the Agreement) within 5 business days after the date when due thereunder; or

                  f. The ISSUER shall have failed to pay interest within 5 business days after the date when due hereunder; or

                  g. The effectiveness of the Registration Statement including the shares of Common Stock underlying this Debenture has been suspended for a period of five (5) trading days.

                  h. The ISSUER shall breach any material term of this Debenture, or the Agreement (including all exhibits annexed hereto), and such breach is not cured within 10 days after notice in writing from the HOLDER to the ISSUER specifying such default.

                           Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the HOLDER (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the HOLDER and in the HOLDER'S sole discretion, the HOLDER may consider this Debenture immediately due and payable, without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, and HOLDER may immediately, and without expiration of any period of grace, enforce any and all of the HOLDER'S rights and remedies provided herein or any other rights or remedies afforded by law. It is agreed that in the event of such action, such HOLDER shall be entitled to receive all reasonable fees, costs and expenses incurred in connection with enforcing the rights granted hereunder, including without limitation such reasonable fees and expenses of attorneys.

         8. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable or if, any payment hereunder shall be deemed to constitute usury, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

         9. In addition to the terms of the Registration Rights Agreement of even date herewith, the HOLDER shall have the right to include all of the shares of Common Stock underlying this Debenture (the "Registrable Securities") as part of any registration of securities filed by the ISSUER on behalf of a party other than the ISSUER (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8) and must be notified in writing of such filing; provided, however, that the HOLDER agrees it shall not have any piggy-back registration rights pursuant to this Debenture if the shares of

                  Common Stock underlying this Debenture may be sold in the United States pursuant to the provisions of Rule 144. HOLDER shall have five (5) business days to notify the ISSUER in writing as to whether the ISSUER is to include HOLDER or not include HOLDER as part of the registration; provided, however, that if any registration pursuant to this Section shall be underwritten, in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the underwriter evidenced in writing of such offering only a limited number of Registrable Securities should be included in such offering, or no such shares should be included, the HOLDER, and all other selling stockholders, shall be limited to registering such proportion of their respective shares as shall equal the proportion that the number of shares of selling stockholders permitted to be registered by the underwriter in such offering bears to the total number of all shares then held by all selling stockholders desiring to participate in such offering. Those Registrable Securities which are excluded from an underwritten offering pursuant to the foregoing provisions of this Section (and all other Registrable Securities held by the selling stockholders) shall be withheld from the market by the HOLDERS thereof for a period, not to exceed ninety (90) days, which the underwriter may reasonably determine is necessary in order to effect such underwritten offering. The ISSUER shall have the right to terminate or withdraw any registration initiated by it under this Agreement prior to the effectiveness of such registration whether or not any Debenture holder elected to include securities in such registration. All registration expenses incurred by the ISSUER in complying with this Agreement shall be paid by the ISSUER, exclusive of underwriting discounts, commissions and legal fees and expenses for counsel to the HOLDERS of this Debenture.

         10. This Debenture and the Agreement (along with all exhibits attached thereto) constitute the full and entire understanding and agreement between the ISSUER and HOLDER with respect hereto. Neither this Debenture nor any terms hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the ISSUER and the HOLDER. Any capitalized terms shall have the same meaning as given in the Agreement. In the event of any inconsistencies between this Debenture and the Agreement, the Agreement shall control.

         11.      This   Debenture   shall  be  governed  by  and  construed  in
                  accordance with the laws of the State of New York.

         12. The convertibility of the Debenture shall be restricted such that the portion of the Debenture which, if otherwise converted, would result in HOLDER being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 of the 1934 Act, of 4.99% or more of the then issued and outstanding Common Stock, shall not be convertible. If, in accordance with the foregoing sentence, any portion of the Debenture remains unconvertible on the Maturity Date, the ISSUER shall have no further obligation therefor.

         13. This Debenture, together with all documents referenced herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Debenture or the Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Debenture.

                  The ISSUER shall have the right to Redeem this Debenture, in whole or in part, in cash, at the Redemption Price (as defined below), provided the HOLDER has forwarded a Conversion Notice to the ISSUER as set forth above utilizing the fixed Conversion Price as stated in Section 4(g)(ii) above. However, in no event shall the ISSUER be permitted to redeem less than fifty (50%) percent of the principal value of the Debenture being converted as set forth in the previous sentence. The ISSUER shall be entitled to exercise the Redemption rights as follows:

                  a. The ISSUER shall exercise this Redemption right by telecopying written notice (the "Redemption Notice") to the HOLDER within one (1) business day after the Conversion Date.

                  b. The ISSUER shall wire transfer the appropriate amount of funds into an escrow account to complete the Redemption which shall be on the fifth (5th) business day after the Redemption Notice was served upon the party being noticed (the "Redemption Date").

                  c. In the event the ISSUER does not wire transfer the appropriate amount of funds into the escrow account on or before the Redemption Date, or shall otherwise fail to comply with the Redemption provisions set forth herein; (i) the ISSUER will be required to forward the shares of Common Stock issuable pursuant to the notice of conversion within three (3) business days after the Redemption Date by transmitting the certificates representing shares of Common Stock issuable upon the conversion of the Debenture
                           (together with the certificates representing the Debenture not so converted) to the HOLDER via express courier or by electronic transfer, (ii) the Redemption Notice shall be deemed null and void, and the ISSUER shall have waived its right to Redeem this Debenture at any time, and (iii) in the event the ISSUER fails to deliver the certificates representing the shares of Common Stock within three (3) business days after the Redemption Date the ISSUER shall be subject to the full liquidated damages as set forth in

                           Section 4(f) above commencing on the fourth (4th) business day after the Redemption Date.

                  d. The Redemption Notice shall set forth (i) the Redemption Date, (ii) the redemption price, which shall be equal to one hundred and twenty (120%) percent of the principal amount of the Debenture being redeemed, plus all accrued and unpaid interest (the "Redemption Price"), (iii) a statement that interest on the Debenture being Redeemed will cease to accrue on such Redemption Date, and (iv) a statement of or reference to the conversion right set forth in this Debenture (including that the right to give a notice of conversion in respect of any shares to be Redeemed shall terminate on the Redemption Date. If fewer than all of the principal amount of the Debentures owned by the HOLDER are then to be Redeemed, the notice shall specify the amount thereof that is to be called and, if practicable, the numbers of the certificates representing such Debenture.

                  e. Unless so converted, at the close of business on the Redemption Date, subject to the conditions described herein, the portion of this Debenture being Redeemed shall be automatically canceled and converted into a right to receive the Redemption Price, and all rights of this Debenture, including the right to conversion shall cease without further action. Immediately following the Redemption Date, provided the ISSUER has complied with the terms set forth herein, the HOLDER shall surrender their original Debenture at the office of the ISSUER, and the ISSUER shall issue to the HOLDER a new Debenture Certificate for the principal amount that remains outstanding, if any.

                  f. The Redemption Price shall be adjusted proportionally upon any adjustment of the Conversion Price under the terms hereof in the event of any stock dividend, stock split, combination of shares or similar event.

                  g.       The  ISSUER   shall  not  be  entitled  to  send  any
                           Redemption Notice and begin the Redemption procedure hereunder unless it has:

                           (i) the full amount of the Redemption Price in cash, available in a demand or other immediately available account in a bank or similar financial institution;

                           (ii) immediately available credit facilities, in the full amount of the Redemption Price with a bank or similar financial institution; or

                           (iii) a combination of the items set forth in (a) and (b) above, aggregating the full amount of the Redemption Price.

                  h. Upon delivery of the Redemption Notice, the ISSUER and the HOLDER shall agree on reasonable arrangements for a closing of the Redemption of this Debenture.

         15. In the event the closing bid price of the Common Stock is greater than US$4.25 (the "Strike Price") per share for twenty
                  (20) consecutive trading days (the "Call Period"), the ISSUER shall have the right to "Call" this Debenture, in whole or in part, thereby forcing conversion by the HOLDER. The Strike Price shall be adjusted proportionately to reflect any adjustments due to the payment of a stock dividend, stock split, combination of shares or any other similar event.

         The ISSUER may exercise its right to Call by telecopying written notice (the "Call Notice") to the HOLDER within five (5) trading days after the aforementioned twenty consecutive trading day period.

         Once the ISSUER has exercised its right to Call by giving written notice to the Holder it shall be deemed irrevocable. Each trading day on which the Call Notice is telecopied to and received by the HOLDER shall be deemed a Conversion Date for the purposes of completing this Call and calculating the number of shares of Common Stock to be issued upon conversion. The ISSUER will transmit the certificates representing shares of Common Stock issuable pursuant to the Call (together with the certificates representing the principal amount of the Debenture not Called, if any) to the HOLDER via express courier, by electronic transfer or otherwise within five (5) trading days after the Call Notice was served upon the HOLDER (the "Call Date").

         The Call Notice shall set forth (i) a calculation referencing the conversion formula contained herein showing the number of shares of Common Stock being issued pursuant to this Call, (ii) a calculation referencing all accrued and unpaid interest which shall be payable by the ISSUER on or before the Call Date, and (iii) a statement that interest on the Debenture being Called will cease to accrue on such Call Date. The Call Notice shall be irrevocable by the ISSUER, and it shall be sent at least five (5) trading days prior to the expiration of the Call Period to the HOLDER. If fewer than all of the principal amount of the Debentures owned by the HOLDER are then to be Called, the Call
Notice shall specify the amount thereof that is to be Called and, if practicable, the numbers of the certificates representing such Debenture.

         The portion of this Debenture being Called shall be automatically canceled and converted into a right to receive the shares of Common Stock, and all rights of this Debenture, including the right to conversion shall cease without further action. Immediately following the Call Date, the HOLDER shall surrender their original Debenture being called at the office of the ISSUER, and the ISSUER shall issue to the HOLDER a new Debenture Certificate for the principal amount that remains outstanding, if any.

         The number of shares of Common Stock issuable upon the Call of the Debenture shall be adjusted in accordance with the provisions set forth in
Section 4(h).

         Notwithstanding the provisions of this Section 15, upon receiving the Call Notice, the HOLDER shall have the option to force the ISSUER to Redeem that portion of the Debenture which has been Called by the ISSUER for a forced conversion. The HOLDER'S right to force the ISSUER to Redeem as set forth in this paragraph must be done by telecopying written notice (the "Redemption Notice") to the ISSUER within three (3) trading days after receipt of the Call Notice. The ISSUER shall have five (5) trading days after receipt of HOLDER'S notice of forced Redemption as set forth herein to complete this Redemption which shall be completed in accordance with Sections 14(b), (d), (e), (f) and
(h) where the principal amount of the Debenture being Redeemed shall equal the principal amount of the Debenture being Called.

         Any Call or Redemption pursuant to Sections 14 and 15 of this Debenture shall not be deemed to affect or otherwise reduce the Subscriber's Conversion rights set forth in this Agreement.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the ISSUER has caused this Debenture to be duly executed by an officer thereunto duly authorized.




                                           DATAMETRICS CORPORATION


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

Date: July 24, 1998